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                                STATE OF CONNECTICUT
                                INSURANCE DEPARTMENT


                                                                    Mar 23, 1999


THIS IS TO CERTIFY, THAT CONNECTICUT GENERAL LIFE INSURANCE COMPANY has filed a copy of its Certificate of Amendment to restate the Certificate of Incorporation (Charter) with this Department.














                  WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                            THIS 23RD DAY OF MARCH, 1999


                            /s/ George N. Gingold, Esq.


                               Insurance Commissioner

                      Certificate of Authority and Compliance
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                              CERTIFICATE OF AMENDMENT
                                 STOCK CORPORATION
                        Office of the Secretary of the State
       30 Trinity Street/ P.O. Box 150470/ Hartford, CT 06115-0470/new/ 1-97
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1.   NAME OF CORPORATION:     CONNECTICUT GENERAL LIFE
                              INSURANCE COMPANY

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2.   THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

          A.  AMENDED.
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          B.  AMENDED AND RESTATED.
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  X       C.  RESTATED.
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3.   TEXT OF EACH AMENDMENT/ RESTATEMENT:

          See Attached.








      (Please reference an 8 1/2 x 11 attachment if additional space is needed)
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4.   VOTE INFORMATION (Check A., B. or C.)

     A.   The resolution was approved by shareholders as follows:
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(set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)


                                                               Number of    Number of
             Number of     Number of       Number of           votes cast   votes cast
             Outstanding   votes entitled  votes indisputably  IN FAVOR of  AGAINST
Designation  Shares        to be cast      represented         amendment    amendment
-----------  ------------  --------------  ------------------  -----------  ----------









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  X  B.   The amendment was adopted by the board of directors without
----- shareholder action. The amendment was adopted on October 1, 1998. No shareholder vote was required for adoption.

     C.   The amendment was adopted by the incorporators without shareholder
-----     action.  No shareholder vote was required for adoption.


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                                    5. EXECUTION

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                     Dated this   22nd   day of   March    , 1999
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     Thomas C. Jones                    President           /s/ Thomas C. Jones
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Print or type name of signatory    Capacity of signatory         Signature
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Attachment to Certificate of Amendment to Certificate of Incorporation (Charter)

                                   RESTATED CHARTER

                                          OF

                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

SECTION 1. Connecticut General Life Insurance Company shall continue under that name, a body corporate, with power to purchase or otherwise acquire, have, hold and enjoy lands, tenements, hereditaments, chattels, bonds, stocks, monies, choses in action and property and effects of every kind, and the same to sell, grant, demise, alien and convey and to loan, invest and reinvest any of such assets in any manner now or hereafter permitted in the case of any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business; to sue and be sued and to plead and be impleaded in all courts of law and equity; to have and to hold and to change at pleasure a common seal, and to ordain and to put into execution and to change at pleasure bylaws consistent with the laws of this state and of the United States.

SEC. 2. The business of the corporation shall be life insurance, endowments, annuities, accident insurance, health insurance and any other business or type of business which any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business may now or hereafter lawfully do; and the corporation is specifically empowered to accept and to cede reinsurance of any such risks or hazards. The corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction. Policies or other contracts may be issued stipulated to be with or without participation in profits; and they may be with or without seal.

SEC. 3. The capital stock of the corporation shall be not less than three million dollars and may from time to time be increased when and as authorized by the stockholders and, unless the stockholders otherwise authorize, shall be divided into shares of the par value of five dollars each. The capital stock of the corporation shall be transferable in accordance with the bylaws; and a transfer agent may be employed.

SEC. 4. The annual meeting of the stockholders of the corporation shall be held at such time and place as may be determined from time to time either by or in accordance with the bylaws. If the corporation shall fail to hold its annual meeting at the time specified for the meeting in any year or shall fail to elect directors thereat, the corporation shall not be dissolved nor shall its rights be impaired thereby, but a special meeting of the stockholders shall be called; and at such meeting directors to fill the places of the directors whose terms shall have expired may be elected and any other proper business may be transacted. At all meetings of the stockholders each stockholder shall be entitled to vote in person or by an attorney duly authorized by a written proxy, each share of stock represented at the meeting shall be entitled to one vote and the stockholders represented at the meeting shall constitute a quorum.

SEC. 5. The corporate office shall be at Bloomfield, Connecticut or at some other place within or without the State of Connecticut and the corporation may establish and maintain other offices and

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agencies in other locations within or without the State.  The property and affairs of the corporation shall be managed under the direction of a board of not less than nine directors, the number and the terms of office to be determined from time to time by the board of directors in accordance with the bylaws, provided no director shall be elected for a longer term than five years. The directors shall be chosen by ballot by the stockholders except that, if any vacancy occurs in the board of directors, such vacancy may be filled by the remaining directors for the unexpired portion of the term, and if the number of directors is increased by vote of the board of directors between meetings of stockholders, the additional directors may be chosen by the board of directors for terms expiring with the next annual meeting thereafter. Unless the bylaws provide for a lesser or greater quorum as may be permitted by law, a majority of the authorized number of directors, as fixed by the board of directors from time to time, shall constitute a quorum.

SEC. 6. The personal liability of a person who is or was a director of the corporation to the corporation or its stockholders for monetary damages for breach of duty as a director shall be limited to the amount of compensation received by the director for serving the corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in
Section 33-840 of the Connecticut Business Corporation Act as in effect on the effective date hereof or as it may be amended from time to time (the "Act"), to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (e) create liability under Section 33-757 of the Act. This Section 6 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this
Section 6 or the adoption of any provision inconsistent herewith by the board of directors and the stockholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith. The limitation of liability of any person who is or was a director provided for in this Section 6 shall not be exclusive of any other limitation or elimination of liability contained in, or which may be provided to any such person under, Connecticut law as in effect on the effective date hereof or as thereafter amended.

SEC. 7. The corporation may indemnify or advance expenses to a person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, a partnership, joint venture, trust, an employee benefit plan or other entity, to the extent permitted under Connecticut law as in effect on the effective date hereof or as thereafter amended, including, pursuant to Section 33-636(b)(5) of the Act, for liability of any such person for any actions taken, or any failure to take any actions, except for conduct as set out in items (a) through (e) of Section 6, above. The corporation shall indemnify or advance expenses to any such person to the full extent as required in the bylaws of the corporation, as amended from time to time, and the corporation shall not be required pursuant to Section 33-771(e) of the Act to indemnify or advance expenses to its directors, nor shall the corporation be required pursuant to Section 33-776(d) of the Act to indemnify and advance expenses to its officers, employees or agents who are not directors.

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                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                CERTIFICATE OF BYLAWS


This is to certify that, effective July 30, 1998, the Bylaws of Connecticut General Life Insurance Company were amended to read as follows:

                                ---------------------

                                      ARTICLE 1

The annual meeting of the stockholders shall be held on the fourth Monday in April or on such other date as the directors may designate and at such place as they may determine. All other meetings of the stockholders shall be held at such times and places as the directors may determine. A written or printed notice of any meeting shall be mailed to each stockholder at least ten days prior to the meeting.

                                      ARTICLE 2

The number and terms of office of the directors shall be determined from time to time by the board of directors. No person shall be elected as a director after attaining the age of 70 years. The compensation of directors shall be as determined by the directors.

                                      ARTICLE 3

The directors shall hold meetings at such times and places as they may determine. Special meetings of the directors may be called by the chairman of the board and shall be called by the chairman of the board or in his absence by another director upon request in writing of the president or of any three directors. One-third of the total number of directors shall constitute a quorum. Action of the directors shall be by majority vote of the directors present.

                                      ARTICLE 4

The directors shall determine the order of their business and their own rules of order and they shall preserve a written record of their doings.

                                      ARTICLE 5

The directors, by resolution adopted by a majority of the entire board, may appoint from their number one or more committees, each consisting of two or more directors and each of which, to the extent provided in such resolution, shall have all the authority of the board. A majority of the members of a committee shall constitute a quorum.

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                                      ARTICLE 6

The directors shall choose from among their number a chairman of the board and shall elect a president, one or more vice presidents and one or more secretaries, including a corporate secretary. They may also elect such other officers as they may deem desirable. They may also authorize the chairman of the board, the president or other designated officers to appoint such officers, other than the chairman of the board, the president and the corporate secretary, with such titles, duties and powers as the appointing officer may deem desirable.

                                      ARTICLE 7

All loans and purchases for investment shall be authorized or approved by the directors or by an authorized committee of the board.

                                      ARTICLE 8

Real estate may be sold by the president or a vice president or an assistant vice president and the instrument of conveyance shall be executed by the president or a vice president or an assistant vice president and by a secretary or an assistant secretary or an investment officer or an assistant investment officer.

The sale of real estate where either the cost or the sale price exceeds $1,000,000 shall be authorized or approved by the directors or an authorized committee of the board, and all sales of real estate shall be reported to the directors or an authorized committee of the board.

The president or a vice president or an assistant vice president or a secretary or an assistant secretary or an investment officer or an assistant investment officer is authorized to execute releases (or to execute powers authorizing specific releases), assignments, or other instruments relating to mortgages, trust deeds, judgment liens, or other liens, and to execute leases or other contracts relating to real estate, and the president or a vice president or an assistant vice resident may delegate to others by written instrument authority to execute leases.

                                      ARTICLE 9

The sale or other disposition of any investments other than those specifically provided for in Article 8 shall be authorized or approved by the directors or an authorized committee of the board.

The president or a vice president or an assistant vice president or a secretary or an assistant secretary or an investment officer or an assistant investment officer is authorized to execute any instruments necessary in connection with the purchase or the sale or other disposition of any investments other than those specifically provided for in Article 8 and to execute any agreements relating to any such investments.

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The directors or an authorized committee of the board may at any time and from time to time enlarge, restrict or in any way modify the authorizations granted in Articles 8 and 9.

                                      ARTICLE 10

Auditors shall be chosen at each annual meeting of the stockholders and their compensation shall be as determined by the directors.

                                      ARTICLE 11

Transfers of stock shall be made only upon the books of the company. A transfer agent may be employed.

                                      ARTICLE 12

Subject to the conditions set forth below, the company shall indemnify any individual who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal (a "Proceeding"), other than a Proceeding by or in the right of the company, because such individual is or was a director, officer or employee of the company, against liability incurred in the Proceeding (including the obligation to pay a judgment, settlement, penalty, fine, and reasonable expenses incurred with respect to a Proceeding), if such individual conducted himself in good faith and such individual reasonably believed, in the case of conduct in such individual's official capacity, that his conduct was in the best interests of the company and, in all other cases, that his conduct was at least not opposed to the best interests of the company, and, in the case of a criminal proceeding, such individual had no reasonable cause to believe his conduct was unlawful. Such indemnification shall be made only as properly authorized for a specific Proceeding upon a determination that such indemnification is permissible, as provided by applicable law. Such indemnification shall include payment for reasonable expenses (including counsel fees) incurred in advance of the final disposition of such Proceeding if such individual delivers to the company (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described above, (2) his written undertaking to repay any funds advanced if it is ultimately determined that such individual has not met the relevant standard of conduct described above, and (3) his written agreement to certain additional terms and conditions, in such form as may be deemed to be appropriate by or on behalf of the company. The foregoing provisions shall not be exclusive of other rights to which such individual may be entitled as a matter of law. Also, the rights granted by this paragraph shall not apply in connection with any Proceeding initiated or instigated directly or indirectly, in whole or in part, by or on behalf of such individual, unless the Proceeding was authorized by the Board of Directors of the company.

The rights granted by the foregoing paragraph shall not extend to an individual who is or was an agent of the company, nor to an individual (whether or not such individual is or was a director, officer or employee of the company) who is or was serving at the company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In any such case, or in the case of a Proceeding by or in the right of the company, or if the individual engaged in conduct for which broader indemnification is permitted under the certificate of incorporation or charter or under applicable law, the company may, but shall not be obligated to, indemnify such individual, except or unless as legally required, whether by statute or otherwise.

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I further certify that the above bylaws are now in full force and effect, and that I am an official of Connecticut General Life Insurance Company, with the title indicated.

Dated at Bloomfield, Connecticut this        day of                 , 19



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                                                           Signature of Official


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                                                                           Title